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EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Form S-8 of our report dated December 19, 2000, relating to the consolidated financial statements of Conectisys Corporation, which are incorporated herein by reference.

HURLEY & COMPANY


By: /s/ Michael Hurley, Jr.
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Granada Hills, California
September 21, 2001